SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 9, 2004

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events

     On July 9, 2004, NRG Energy, Inc. announced that its affiliate, NRG McClain LLC, completed the sale of its 77 percent interest in the McClain Generating Station to Oklahoma Gas & Electric Company. The Oklahoma Municipal Power Authority will continue to own the remaining 23 percent interest in the facility. A copy of the press release announcing the completion of this transaction is included as an exhibit to this Form 8-K and is hereby incorporated by reference.         .

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits

99.1	Press Release, dated July 9, 2004

     This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms.

     NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be read in conjunction with the risks and uncertainties that may affect NRG’s future results contained in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.         .

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By /s/ Timothy W. J. O'Brien
Timothy W. J. O'Brien
Vice President, Secretary and General Counsel

Dated: July 12, 2004

Exhibit Index

Exhibit
Number	Document
99.1	Press Release, dated July 9, 2004